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


Following  is  the  text  of  materials  ICN  used  in   presentations   to
stockholders on May 22, 2001. The Medical Economics article was reproduced with the consent of the editor for use as proxy soliciting materials.

Copyright (C) 2001 by Medical Economics Company.

Reproduced by permission from Medical Economics magazine.

Website:  www.memag.com


MEDICAL ECONOMICS

THE BUSINESS MAGAZINE OF THE MEDICAL PROFESSION (COPYRIGHT) APRIL 9, 2001

                         25 top health care stocks
                   will they lead the next market boom?

              [PICTURE OMITTED - SECTION OF DNA DOUBLE HELIX]

           Keep your practice alive when the computer goes dead
                          -----------------------
                       Your nest egg just got bigger
                          -----------------------
              Was I doing my duty-or ratting on a colleague?

                          BEST HEALTH CARE STOCKS

                                       52-WEEK        RECENT            P-E
                       TICKER          HIGH-LOW        PRICE           RATIO
                       ------          --------        -----           -----
Accredo Health          ACDO            37-12           26              48
Amgen                   AMGN            80-50           65              62
Applied Biosystems      ABI            133-143          50              50
Aradigm                 ARDM            39-6             6              N/A
ArQule                  ARQL            35-6            14              57
Biomet                  BMET            42-18           40              40
CardioDynamics
 International          CDIC            13-2             3              N/A
Chiron                  CHIR            59-33           44              N/A
Cigna                    CI            137-61          111              18
Cor Therapeutics        CORR            67-22           28              N/A
Eli Lilly               LLY            109-57           78              28
Genentech               DNA            100-42           46              N/A
Genzyme (General
 Division)              GENZ           104-40           86              69
Human Genome Sciences   HGSI           107-25           48              N/A
ICN Pharmaceuticals     ICN             42-21           24              N/A
Icos                    ICOS            60-27           46              N/A
ImClone Systems         IMCL            69-26           30              N/A
Johnson & Johnson       JNJ            106-69           94              28
Medtronic               MDT             62-45           47              46
Merck                   MRK             97-55           73              25
Myriad Genetics         MYGN           138-19           43              N/A
Pfizer                  PFE             49-33           40              43
Pharmacia               PHA             64-39           49              76
St. Jude Medical        STJ             65-24           51              34
Waters                  WAT             91-37           51              44

All data as of March 31, 2001. Stocks with four-letter tickers trade on Nasdaq. All others trade on New York Stock Exchange. N/A: Not Available, because the company has no earnings or its P-E ratio is too high to be meaningful.

Source: Dow Jones

     ICN PHARMACEUTICALS makes and sells nutritional and pharmaceutical products that treat viral and bacterial infections, skin diseases, neuromuscular disorders, cancer, heart disease, diabetes, and psychiatric disorders. Its leading anti-viral agent, Virazole, is approved in 43 countries to combat diseases including flu, herpes, and HIV.

     Royalties for Rebetron, an anti-viral drug used to treat hepatitis patients, were expected to reach $160 million last year. An estimated 2 percent of the world's population is infected with hepatitis C.

     The company is introducing a more efficient version of the drug, and it plans to start selling Rebetron in Japan.

ABOUT THESE COMPANIES
                                  Segment               An expert says...
                                  -------               -----------------

HUMAN GENOME SCIENCES           Biotechnology          "This stock is for
                                                       the risk-tolerant;
                                                       it has high upside
                                                       potential."
                                                       (Mireskandari)

ICN PHARMACEUTICALS             Pharmaceuticals        "Look for strong
                                                       gains from this
                                                       excellent company."
                                                       (Yellen)

ICOS                            Pharmaceuticals        "Could be a real
                                                       winner in both the
                                                       short and the long
                                                       term."
                                                       (McCamant)

IMCLONE SYSTEMS                 Pharmaceuticals        "Excellent
                                                       management and
                                                       advanced science
                                                       could make share
                                                       price soar, and it's
                                                       a good buy right
                                                       now."
                                                       (McCamant)

JOHNSON & JOHNSON               Pharmaceuticals        "Won't grow 30
                                                       percent a year like
                                                       the small, new
                                                       companies, but I can
                                                       see 12 to 14 percent
                                                       annual returns."
                                                       (Duarte)

MEDTRONIC                       Medical supplies       "Almost a can't miss;
                                                       a great company that
                                                       can bring top
                                                       returns."
                                                       (Duarte)

MERCK                           Pharmaceuticals        "A good stock to buy
                                                       at any time."
                                                       (Duarte)

MYRIAD GENETICS                 Biotechnology          "Stands a good
                                                       chance of 25 percent
                                                       annualized returns,
                                                       but could be risky."
                                                       (Mireskandari)

PFIZER                          Pharmaceuticals        "Stock price has
                                                       more than doubled in
                                                       the past five years
                                                       [accounting for
                                                       splits], and should
                                                       do very well in the
                                                       coming decade."
                                                       (Mireskandari)

PHARMACIA                       Pharmaceuticals        "Share price could
                                                       increase in the
                                                       range of 15 percent
                                                       annualized in the
                                                       next decade."
                                                       (Mireskandari)

ST. JUDE MEDICAL                Medical Supplies       "It has a great deal
                                                       of growth potential,
                                                       and is one of the
                                                       most underrated
                                                       companies in medical
                                                       equipment."
                                                       (Duarte)

WATERS                          Medical Supplies       "If you can buy on a
                                                       dip, this growth
                                                       stock could double
                                                       in price within a
                                                       couple of years."
                                                       (Borzilleri)

              [LOGO - NLITE(TM) LASER COLLAGEN REPLENISHMENT]

                     FOR PERIOCULAR WRINKLE REDUCTION

   WE ARE PLEASED TO PROVIDE THE NLITE LCR LASER, AS CLEARED BY THE FDA,
               FOR NON-ABLATIVE PERIOCULAR WRINKLE REDUCTION.

        Another anti-aging solution from ICN Pharmaceuticals, Inc.

[PHOTO OMITTED - BEFORE]
[PHOTO OMITTED - SINGLE TREATMENT]

LASER TYPE:             Pulsed Dye Laser
WAVELENGTH:             585 nm
PULSE CHARACTERISTICS:
        Pulse Duration:  350 us
        Spot Size:  5 mm
        Repetition Rate: 2 hz, Software Controlled
BEAM DELIVERY:
        Lens-Coupled Flexible Optical Fiber
        with Handpiece
AIMING BEAM:
        Laser Type:     0.8 mW Diode Laser, Class II
        Wavelength:     670 nm (red)
MODE STRUCTURE:         Top Hat, +2% of Mean
SMARTRIDGEDYE LIFE:     50,000 Pulses
LASER COOLING METHOD:
        Self Contained De-ionized Water Cooled
        Integral Chiller
SIZE:                   24" x 36" x 41"
ELECTRICAL REQUIREMENTS:
        220-240 VAC, 25A 50/60 Hz, Single Phase
USER INTERFACE:
        Colar LCD withTouch Screen Interface
ENVIRONMENTAL REQUIREMENTS:
        10 degrees C to 30 degrees C Non-Condensing Humidities
        below 75% RH.
SAFETY:                 Class IV Laser


The NLite LCR(TM) Laser triggers collagen replenishment without general tissue stimulation or irritation.

Clinical studies of the NLite LCR(TM) Laser indicate collagen growth with shorter treatment cycles than existing technologies.

Clinical studies report 84% comparable results to CO2 laser therapy for periocular wrinkle reduction with no downtime.

Post treatment reports indicate virtually no side effects, no hypopigmentation or hyperpigmentation.

Does not require the use of a surface cooling device.

[PICTURE OMITTED - NLite LCR (TM) Laser]

                   For more information, please contact:
                               800-256-3399
                             www.NLiteLCR.com

[LOGO - ICN / ICN MEDICAL ALLIANCE, INC.]

[LOGO - DANGER]
ICN Pharmaceuticals, Inc. 2001

           In addition to providing the NLite LCR(TM) System for periocular wrinkle reduction, ICN Medical Alliance is proud to offer you the following aesthetic lasers on a daily-access basis:

-----------------------------------------------------------

FULL OFFERING OF PREMIER LASERS WITH TECHNICAL SUPPORT:

Ultra Pulse CO2
Erbium:YAG
Aura KTP/532 with Cooler
Alexandrite
Flashlamp Pulsed Dye
Q-Switched Frequency Doubled ND:YAG
Apogee 6200 Alexandrite

-----------------------------------------------------------

-----------------------------------------------------------

PATIENT INDICATIONS:

Facial Wrinkles
Pigmented Lesions
Birthmarks
Facial and Body Hair
Acne Scars
Tattoos
Puffy Eyelids
Facial and Leg Veins
Vascular Lesions

-----------------------------------------------------------


-----------------------------------------------------------

ICN PHARMACEUTICAL SKINCARE PRODUCTS:

Glyquin - 4% Hydroquinone with 10% glycolic acid
Kinerase - Topical anti-aging lotion or cream with N6-furfuryladenine Glyderm - Esterified glycolic acid line of peels, cleansers, and moisturizers

-----------------------------------------------------------

WHY CHOOSE ICN MEDICAL ALLIANCE?

1.  The Only National Office-Based Aesthetic Surgical Services Company
2.  Convenient Scheduling
3.  Extensive Insurance Coverage
4.  State-of-the-Art Technology
5.  Unmatched Experience
6.  Commitment to Quality
7.  Trained Technicians
8.  Physician Education Programs
9.  Office Staff Education
10. Patient Education
11. Aesthetic Surgery Network
12. Practice Building and Marketing Support
13. The only company to provide a total skincare solution


Also available:  The Rejuvasilk(TM) Microdermabrasion System.
                 Call for a free demo!

                               800-256-3399

                             www.NLiteLCR.com